Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	November 3, 2011

Spectra Energy Reports Third Quarter 2011 Results

Ongoing Net Income Increases 23 Percent

•	Ongoing net income from controlling interests of $247 million, $0.38 earnings per share (EPS), compared with $201 million, $0.31 EPS, in the prior year quarter.

•	Quarter benefited from expansion projects and higher commodity prices.

•	Expect to exceed 2011 $1.65 EPS target.

•	Quarterly dividend increased to $0.28 per share – representing a $0.08 increase in annual dividend.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2011 third quarter net income from controlling interests of $254 million, or $0.39 diluted EPS, compared with $197 million, or $0.30 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2011 quarter was $247 million, or $0.38 diluted EPS, versus $201 million, or $0.31 diluted EPS, in the prior year quarter.

“We delivered solid results ahead of our expectations and exceeded last year’s ongoing net income by 23 percent. All of our businesses continued to perform very well and are realizing earnings growth from expansion projects placed into service at attractive rates of return,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“Given our strong year-to-date performance and the positive trends we are continuing to see during the fourth quarter, we expect to exceed our $1.65 EPS target,” Ebel said. “That confidence and good visibility on 2012 growth led us to announce last week an overall 8 cent increase in our annual dividend. This underscores our ability to consistently deliver total shareholder return through both earnings and dividend growth.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported third quarter 2011 earnings before interest and taxes (EBIT) of $235 million, compared with $231 million in third quarter 2010. As anticipated, the segment benefited from Northeast expansion projects placed into service during fourth quarter 2010, mainly TEMAX/TIME III and Algonquin East-to-West. These benefits were partially offset by higher planned operating costs during the quarter.

Distribution

Distribution reported third quarter 2011 EBIT of $50 million, compared with $63 million in third quarter 2010. This decrease is mainly due to higher operating costs, primarily employee benefits costs, partially offset by a stronger Canadian dollar.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported third quarter 2011 EBIT of $119 million, compared with $90 million in third quarter 2010. The segment benefited from improved results in the gathering and processing business, mainly driven by higher contracted volumes from expansions in the Horn River area of British Columbia and higher earnings at the Empress natural gas liquids (NGL) business, due mostly to higher sales prices. The segment also benefited from a stronger Canadian dollar.

Field Services

Field Services reported third quarter 2011 EBIT of $134 million, compared with $70 million in third quarter 2010. The increase was primarily due to higher commodity prices. During the third quarters of 2011 and 2010, respectively, NGL prices averaged $1.24 per gallon versus $0.87 per gallon, NYMEX natural gas averaged $4.19 per million British thermal unit (MMBtu) versus $4.38 per MMBtu and crude oil averaged approximately $90 per barrel versus $76 per barrel.

DCP Midstream paid distributions of $125 million to Spectra Energy in October 2011, bringing total distributions to $395 million this year.

Other

“Other” ongoing net costs were $23 million in third quarter 2011, compared with $16 million in 2010.

Interest Expense

Interest expense was $157 million for third quarter 2011, compared with $159 million for third quarter 2010.

Income Taxes

Third quarter 2011 income tax expense from continuing operations was $108 million, compared with $69 million reported in third quarter 2010. The increase resulted from higher earnings as well as a higher effective tax rate, as a result of favorable tax settlements during the 2010 quarter. The effective tax rate was 28 percent in third quarter 2011, compared with 24 percent in third quarter 2010.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per-share amounts)

	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	EPS Impact
Third Quarter 2011	$—	$—	$—	$—

Third Quarter 2010
Resolution of a Corporate Legal Matter	$(7)	$2	$(5)	$(0.01)

Total Special Items	$(7)	$2	$(5)	$(0.01)

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)

	Quarters Ended September 30,
	2011	2010
Net Income – Controlling Interests as Reported	$254	$197
Adjustments to Reported Net Income – Controlling Interests:
Special Items	—	5
Discontinued Operations	(7)	(1)

Ongoing Net Income – Controlling Interests	$247	$201

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended September 30,
	2011	2010
Diluted EPS as Reported	$0.39	$0.30
Special Items	—	0.01
Discontinued Operations	(0.01)	—

Diluted EPS, Ongoing	$0.38	$0.31

Additional Information

Additional information about third quarter 2011 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, November 3, 2011, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s website or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada or (706) 634-8942 for International. The conference code is “17746586” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, February 3, 2012, by dialing (855) 859-2056 with conference ID 17746586. The international replay number is (404) 537-3406, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking

Information” in our 2010 Form 10-K, filed on February 24, 2011, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For more than a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 19,000 miles of transmission pipeline, over 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

September 2011

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.38	$0.30	$1.34	$1.09
Earnings Per Share, Diluted	$0.39	$0.30	$1.37	$1.12
Dividends Per Share	$0.26	$0.25	$0.78	$0.75
Weighted-Average Shares Outstanding, Diluted	652	650	652	650

INCOME
Operating Revenues	$1,123	$1,019	$3,923	$3,562
Total Reportable Segment EBIT	538	454	1,788	1,488
Income from Discontinued Operations, Net of Tax	7	1	23	17
Net Income – Controlling Interests	254	197	895	729

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$235	$231	$757	$701
Distribution	50	63	305	282
Western Canada Transmission & Processing	119	90	373	278
Field Services	134	70	353	227

Total Reportable Segment EBIT	538	454	1,788	1,488
Other EBIT	(23)	(23)	(76)	(53)

Total Reportable Segment and Other EBIT	$515	$431	$1,712	$1,435

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$534	$478
Distribution			200	126
Western Canada Transmission & Processing			515	260
Other			56	23

Total Capital and Investment Expenditures			$1,305	$887

Acquisitions, Net of Cash Acquired (a)			$390	$492

			September 30, 2011	December 31, 2010
CAPITALIZATION
Common Equity – Controlling Interests			39%	39%
Noncontrolling Interests and Preferred Stock			5%	5%
Total Debt			56%	56%

Total Debt			$11,248	$11,320
Book Value Per Share (b)			$12.21	$12.03
Actual Shares Outstanding			650	649

(a)	Represents acquisitions of Big Sandy natural gas pipeline system in 2011 and Bobcat gas storage assets in 2010.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

September 2011

(Unaudited)

(In millions, except where noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
U.S. TRANSMISSION
Operating Revenues	$471	$442	$1,411	$1,341
Operating Expenses
Operating, Maintenance and Other	184	165	486	482
Depreciation and Amortization	69	64	203	192
Gains on Sales of Other Assets and Other, net	4	1	8	1
Other Income and Expenses	40	38	103	93
Noncontrolling Interests	27	21	76	60

EBIT	$235	$231	$757	$701

Proportional Throughput, TBtu (a)	659	624	2,085	2,009

DISTRIBUTION
Operating Revenues	$276	$261	$1,347	$1,260
Operating Expenses
Natural Gas Purchased	60	54	556	535
Operating, Maintenance and Other	112	96	326	298
Depreciation and Amortization	54	48	160	145

EBIT	$50	$63	$305	$282

Number of Customers, Thousands			1,352	1,334
Heating Degree Days, Fahrenheit	246	285	4,948	4,288
Pipeline Throughput, TBtu	139	180	626	665
Canadian Dollar Exchange Rate, Average	0.98	1.04	0.98	1.04

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$392	$315	$1,202	$959
Operating Expenses
Natural Gas and Petroleum Products Purchased	86	62	275	189
Operating, Maintenance and Other	148	119	428	369
Depreciation and Amortization	46	46	140	124
Loss on Sales of Other Assets, net	—	(1)	—	(1)
Other Income and Expenses	7	3	14	2

EBIT	$119	$90	$373	$278

Pipeline Throughput, TBtu	180	151	529	451
Volumes Processed, TBtu	187	164	537	490
Empress Inlet Volumes, TBtu	145	163	455	441
Canadian Dollar Exchange Rate, Average	0.98	1.04	0.98	1.04

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$134	$70	$353	$227

EBIT	$134	$70	$353	$227

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.1	7.1	6.9	6.9
Natural Gas Liquids Production, MBbl/d (b,c)	392	378	375	364
Average Natural Gas Price Per MMBtu (d)	$4.19	$4.38	$4.21	$4.59
Average Natural Gas Liquids Price Per Gallon	$1.24	$0.87	$1.21	$0.96
Average Crude Oil Price Per Barrel (e)	$89.76	$76.20	$95.48	$77.65

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Revenues	$1,123	$1,019	$3,923	$3,562
Operating Expenses	765	678	2,610	2,387
Gains on Sales of Other Assets and Other, net	3	—	7	—

Operating Income	361	341	1,320	1,175

Other Income and Expenses	178	105	470	314
Interest Expense	157	159	471	476

Earnings From Continuing Operations Before Income Taxes	382	287	1,319	1,013
Income Tax Expense From Continuing Operations	108	69	372	242

Income From Continuing Operations	274	218	947	771
Income From Discontinued Operations, net of tax	7	1	23	17

Net Income	281	219	970	788
Net Income – Noncontrolling Interests	27	22	75	59

Net Income – Controlling Interests	$254	$197	$895	$729

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	September 30, 2011	December 31, 2010
ASSETS
Current Assets	$1,608	$1,638
Investments and Other Assets	6,936	7,003
Net Property, Plant and Equipment	17,591	16,980
Regulatory Assets and Deferred Debits	1,080	1,065

Total Assets	$27,215	$26,686

LIABILITIES AND EQUITY
Current Liabilities	$2,513	$2,523
Long-term Debt	10,234	10,169
Deferred Credits and Other Liabilities	5,444	5,249
Preferred Stock of Subsidiaries	258	258
Equity	8,766	8,487

Total Liabilities and Equity	$27,215	$26,686

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$970	$788
Adjustments to reconcile net income to net cash provided by operating activities	717	219

Net cash provided by operating activities	1,687	1,007

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,546)	(1,421)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(188)	406

Effect of exchange rate changes on cash	(9)	(2)

Net decrease in cash and cash equivalents	(56)	(10)
Cash and cash equivalents at beginning of period	130	166

Cash and cash equivalents at end of period	$74	$156

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2011 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$235	$—		$235
Distribution		50	—		50
Western Canada Transmission & Processing		119	—		119
Field Services		134	—		134

Total Reportable Segment EBIT		538	—		538
Other		(23)	—		(23)

Total Reportable Segment and Other EBIT		$515	$—		$515

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$515	$—		$515
Interest Expense		(157)	—		(157)
Interest Income and Other		24	—		24
Income Taxes from Continuing Operations		(108)	—		(108)
Discontinued Operations, net of Tax		7	(7	)A	—

Total Net Income		$281	$(7)		$274

Total Net Income – Noncontrolling Interests		(27)	—		(27)

Total Net Income – Controlling Interests		$254	$(7)		$247

EARNINGS PER SHARE, BASIC		$0.39	$(0.01)		$0.38

EARNINGS PER SHARE, DILUTED		$0.39	$(0.01)		$0.38

A – Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing) – in millions
Basic	650
Diluted	652

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

September 2010 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$231	$—		$—		$—	$231
Distribution		63	—		—		—	63
Western Canada Transmission & Processing		90	—		—		—	90
Field Services		70	—		—		—	70

Total Reportable Segment EBIT		454	—		—		—	454
Other		(23)	7	A	—		7	(16)

Total Reportable Segment and Other EBIT		$431	$7		$—		$7	$438

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$431	$7		$—		$7	$438
Interest Expense		(159)	—		—		—	(159)
Interest Income and Other		15	—		—		—	15
Income Taxes from Continuing Operations		(69)	(2)		—		(2)	(71)
Discontinued Operations, net of Tax		1	—		(1	)B	(1)	—

Total Earnings		$219	$5		$(1)		$4	$223

Total Earnings – Noncontrolling Interests		(22)	—		—		—	(22)

Total Earnings – Controlling Interests		$197	$5		$(1)		$4	$201

EARNINGS PER SHARE, BASIC		$0.30	$0.01		$—		$0.01	$0.31

EARNINGS PER SHARE, DILUTED		$0.30	$0.01		$—		$0.01	$0.31

A – Resolution of pre-spin litigation.

B – Net revenues from Sonatrach settlement.

Weighted Average Shares (reported and ongoing) – in millions
Basic	648
Diluted	650